Exhibit 10.4

AGREEMENT NOT TO COMPETE

This Agreement Not To Compete, made and entered into as of March 5, 2010, by and between Bella Petrella's Holdings, Inc., a Florida corporation, (the "Benefited Party"), whose principal place of business is 17006 Madres De Avila and Joseph M. Petrella, Jr. (the "Restricted Party"), who resides at 17006 Madres De Avila, Tampa, Florida 33613.

WITNESSETH:

WHEREAS, JVW Entertainment, Inc., a Florida corporation, (fJVW') has  purchased 9,761,000 shares of the Benefited Party's common stock("Stock") from the Restricted Party pursuant to a Stock Purchase and Sale Agreement pf even date herewith; and

WHEREAS, the Restricted Party has granted, bargained, sold, assigned,  transferred, conveyed and delivered to the Benefited Party the property and rights identified in a Bill of Sale of even date herewith and related to the Pasta Sauces as identified therein; and

WHEREAS, the Benefited Party is concurrent herewith entering into a Consulting Agreement with the Restricted Party in partial reliance on the Restricted Party's entry into this Agreement; and

WHEREAS, JVW has relied upon and as a condition for the purchase of the  Stock from the Restricted Party that the Restricted Party enter into this Agreement as a means of protecting the value of the Stock and shall be deemed a third-party beneficiary of this Agreement; and

NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree, as follows:

ARTICLE I
PRELIMINARY MATTERS

Section 1.01. Recitals. The parties acknowledge the recitals herein above set forth in the preamble are correct, are, by this reference, incorporate herein and are made a part of this Agreement.

Section 1.02. Use of words and phrases. Natural persons my be identified by last name, with such additional descriptors as may be desirable. The words "herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter" and arty other equivalent words refer to this Agreement as a whole and not to any particular 4rticle, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

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Section 1.03. Accounting terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.

Section 1.04. Calculation of time lapse or passage; Action required on holidays.  When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the event which starts the lapse or passage as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the, first day of each calendar month. Unless otherwise provided, the term "month" shall mean a period of thirty days and the term "year" shall mean a period of 360 days, except that the terms "calendar month" and "calendar year" shall mean the actual calendar period indicated.  If any day on which action is required to be taken or payment is required to be made  under this Agreement is not a Business Day (Business Day being a day on which  national banks are open for business where the actor or payor is located), then such action or payment shall be taken or made on the next succeeding Business Day.

Section 1.05. Use of titles, headings and captions. The titles, headings and captions of articles, sections, paragraphs and other subdivisions co twined herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.

ARTICLE 11
COVENANTS

Section 2.01. Restrictive Covenant. The Restricted Party shall not enter into or engage in any business in competition with the business of the Benefited Party, as it exists at the date of this Agreement or as it may be conducted by the Benefited Party, which the parties agree is expected cover North America, during the, term of the Restricted Party's Consulting Agreement, or any extension thereof, with the Benefited Party or any successor to it, (the "Protected Business") either as an individual on his own account, or as a partner, joint venturer, employee, agent, or consultant for any person, or as a director, officer or stockholder (other than as a passive investor) of a corporation or other enterprise, or otherwise, in the territory served by such business for a period of three years after the date of termination of the said Consulting Agreement (the "Restricted Period"). The parties acknowledge that even though the Restricted Party has been engaged, individually and as a stockholder, director and officer of the Benefited Party, in the Protected Business, the Restricted Party acknowledges that he is engaged in a livelihood apart from the activities which are prohibited by this Agreement during the Restricted Period and that the (i) price at which he sold the Stock to JVW, (ii) the expected future value of the 200,000 shares and 3010,000 shares common stock of the Benefited Party retained respectively by the Restricted Party and his spouse and (iii) compensation to be received by the Restricted Party under the Consulting Agreement are, individually and collectively, sufficient consideration for his agreement hereunder for the duration of this Agreement.

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Section 2.02. Enforcement, It is agreed by the parties that the covenant under Section 2.01 on the port of the Restricted Party may be enforced against the Restricted Party by injunction, without requirement imposed by the Court for posting bond which the Restricted Party hereby specifically and knowingly waives, as well as by all other legal remedies available to the Benefited Party. The parties agree that if any portion of the covenant not to compete under Section 2.01 is held by a court of competent jurisdiction to be unreasonable, arbitrary or against public policy, the covenant therein shall be considered divisible both as to time and geographical area so that a lesser period or geographical area shall remain effective so long as the court determines the same is not unreasonable, arbitrary, or against public policy. The existence of any  claim or cause of action by the Restricted Party against the Benefited Party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Benefited Party of this Agreement.

Section 2.03. Liquidated damages. It is agreed by the parties that in the event of breach by the Restricted Party of the covenants and agreements herein contained, that as liquidated damages the Benefited Party shall be entitled to recover from the Restricted Party one and one-half times the gross revenues or value of other consideration received by the Restricted Party in breach of this Agreement, such liquidated damages being for lost business, damage to reputation and bad faith on the part of the Restricted Party and not a penalty, together with attorneys' fees and costs, including attorneys' fees on appeal.

Section 2.04. Preservation of business. The Restricted Party, during the term of this Agreement will not engage in any conduct, nor encourage others to engage in any conduct detrimental to the Protected Business and shall not commit any act, or in any way assist others to commit any act, which will injure the Protected Business.

ARTICLE III
MISCELLANEOUS

Section 3.01. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreements; hall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party. For purposes of sending notices under this Agreement, the addresses of the parties are set forth in the first paragraph of this Agreement. A party may change its or his address for notices by sending a notice of such change to all other party by the means provided herein.

Section 3.02. Entire agreement. This writing constitutes the !entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties, except for the Stock Purchase and Sale of Agreement, a Consulting Agreement between the Benefited Party and the Restricted Party and a Bill of Sale from the Restricted Party to the benefited Party.

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Section 3.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Section 3.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

Section 3.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the other party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

Section 3.06. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

Section 3.07. Multiple counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be  deemed one and the same instrument.

Section 3.08. Assignment, parties and binding effect. This agreement, and the duties and obligations of any party shall not be assigned without the, prior written consent of the other party. This Agreement shall benefit solely the named parties and no person, other than JVW, shall claim, directly or indirectly, benefit; hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of the r respective successors and permitted assigns.

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Section 3.09. Jurisdiction and venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a  matter of law, which seeks injunctive relief shall be brought and enforced in the courts of  the State of Florida in and for Hillsborough County, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

Section 3.10. Applicable law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

IN WITNESS WHEREOF, the parties have signed this Agreement the date first above written.

/s/ Joseph M. Petrella, Jr.	Bella Petrella's Holdings, Inc.
Joseph M. Petrella, Jr.
/s/ Kenneth L. Schartz
Kenneth L. Schartz, President

Exhibit 10.4 -- Page 5